UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                 December 16, 2011
                 (Date of Report, date of earliest event reported)

                           OBN HOLDINGS, INCORPORATED
               (Exact name of registrant as specified in its charter)


          NEVADA                   333-108300                  81-0592921
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)             File Number)            Identification No.)


            8275 South Eastern Ave., Suite 200; Las Vegas, Nevada 89123
                    (Address of principal executive offices)

                                 (702) 938-0467
                           (Issuer's telephone number)


             (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-12 under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




SECTION 8 - OTHER EVENTS
Item 8.01 Other Events

The OBN Holdings Board of Directors has passed a resolution to spin off its wholly-owned subsidiaries Satori Beverages International Ltd, Kyodo USA, Inc and Kyodo UK Ltd. Satori Beverages International will be the parent company, and Kyodo USA and Kyodo UK will be wholly-owned subsidiaries of Satori Beverages. All of the beverage and food related tangible and non-tangible assets shall be retained by Satori Beverages. OBN Holdings shall retain all of the entertainment, recycling and intelligent traffic related assets.

Satori Beverages will focus on the development, marketing, importing and exporting of alcoholic and non-alcoholic beverages. Kyodo USA will focus on the exportation of meat products and provide the logistical support for the Satori Beverages operations.

OBN Holdings will focus on entertainment related activities and will work to exploit the plastics recycling and intelligent traffic technology licenses that it owns. OBN will also continue seeking acquisitions.

Shareholders of record as of the close of trading on Wednesday, February 15, 2012 shall receive one share of Satori Beverages International common stock for each share of OBN Holdings common owned. Shareholders will receive the Satori shares at no cost. Shares of Satori shall be issued in the names of the shareholders of record between March 15, 2012 and March 31, 2012.



                                 SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            OBN HOLDINGS, INCORPORATED
                                                   (Registrant)

Date: December 19, 2011                      /s/ Roger Neal Smith
                                       By:  Roger Neal Smith
                                            President and CEO